Exhibit 23.1

June 27, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington DC 20549

Re:   Rochdale Mining Corp. - Form SB-2/A Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated June 27, 2006, of the following:

*

Our report to the Stockholders and Board of Directors of Rochdale Mining Corp. dated June 19, 2006 on the financial statements of the Company as of April 30, 2006 and 2005 and the related statements of operations, stockholders' equity and cash flows for the periods from May 1, 2004 to April 30, 2005, the year ended April 30, 2006 and the period April 20, 2004 (inception) to April 30, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

DALE MATHESON CARR-HILTON LABONTE

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia